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                                                                    EXHIBIT 21.1

                             THE J. JILL GROUP, INC
                             LISTING OF SUBSIDIARIES
                                DECEMBER 28, 2002



NAME OF SUBSIDIARY                                    STATE OF INCORPORATION
------------------                                    ----------------------

Birch Pond Realty Corporation                         Delaware
The Birch Pond Group, Inc.                            Massachusetts
QT Services Group, Inc.                               Massachusetts
J. Jill Direct, Inc.                                  Massachusetts